Exhibit 99.1

PRESS RELEASE

U.S. GOLD COMMENCES TENDER OFFERS

FOR WHITE KNIGHT RESOURCES,

NEVADA PACIFIC GOLD & TONE RESOURCES

For Immediate Release

Denver, Colorado (February 12, 2007) - U.S. GOLD CORPORATION (AMEX: UXG — TSX: UXG) is pleased to announce that it will file with securities regulators in the United States and Canada its formal offers to acquire all the outstanding shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Limited.  U.S. Gold is commencing the mailing of its offering circulars, prospectus and related documents to shareholders of the three target companies immediately.

As previously announced by U.S. Gold, the share exchange ratio in each offer represents a 25% premium to the closing stock price of each target company’s shares on March 3, 2006, the day before U.S. Gold’s initial announcement.  Accordingly, US Gold will issue:

•                                          0.35 of an exchangeable share for each outstanding common share of White Knight tendered in the offer and accepted for purchase;

•                                          0.23 of an exchangeable share for each outstanding common share of Nevada Pacific Gold tendered in the offer and accepted for purchase; and

•                                          0.26 of an exchangeable share for each outstanding common share of Tone Resources tendered in the offer and accepted for purchase.

The exchangeable shares to be issued in connection with the offers will represent an interest in U.S. Gold’s wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, and each exchangeable share will be convertible at the option of the holder into one share of U.S. Gold’s common stock for no additional consideration.  The exchangeable shares will be structured to provide the holders the same voting and economic rights as the holders of U.S. Gold’s common stock and are being issued in an effort to provide more favorable tax treatment to the holders.  The exchangeable shares have been conditionally approved for listing on the Toronto Stock Exchange.

The offers will remain open until 5:00 p.m. Vancouver time on March 23, 2007, unless the offers are withdrawn or extended.

In addition to customary conditions, the offers will be subject to (i) a minimum tender condition of the greater of: (a) two-thirds of the target companies’ common shares deemed outstanding on a fully diluted basis or (b) 80% of the target companies’ common shares issued and outstanding, on the date the shares are accepted for purchase; and (ii) the shareholders of U.S. Gold have approved amendments to its articles of incorporation and the issuance of its common stock in connection with the offers.

THE TENDER OFFERS ARE BEING MADE ONLY PURSUANT TO THE PROSPECTUS, OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT WILL BE DISTRIBUTED TO SHAREHOLDERS OF EACH OF THE TARGET COMPANIES.   REFERENCE IS MADE TO THESE DOCUMENTS FOR THE COMPLETE TERMS AND CONDITIONS OF THE OFFERS.

In connection with the offers, U.S. Gold has scheduled a special meeting of its shareholders on March 15, 2007 in Denver, Colorado.  At the meeting, the U.S. Gold shareholders will be asked to approve amendments to its articles of incorporation to, among other things, enable the issuance of the exchangeable shares in connection with the offers and approve the issuance of its common stock upon conversion of the exchangeable shares.  U.S. GOLD SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE SPECIAL MEETING.

Registration statements on Form S-4 relating to the offers to purchase the common shares of White Knight Resources, Nevada Pacific Gold and Tone Resources are available on www.sec.gov, www.sedar.com and the U.S. Gold website www.usgold.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Cautionary Statements

This press release contains certains “forward-looking statements.”  Such forward-looking statements are often identified by words such as “intends”, “anticipates”, “believes”, “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, under the caption “Risk Factors” and in other reports filed with the SEC.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, shares of U.S. Gold or any other entity.  This communication is not a solicitation of a proxy from a security holder of the Company or any of the subject companies.  The Company has filed registration statements and a proxy statement with the SEC with regard to the proposed offers for Nevada Pacific, Tone Resources and White Knight.  YOU ARE URGED TO READ THE PROSPECTUS AND PROXY STATEMENT AND

ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSIONS OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain any such prospectus or proxy statement and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and filed with the securities commissions or equivalent regulatory authorities in Canada at the following website, www.sedar.com.  In addition, you may obtain a prospectus and the proxy statement (if and when it becomes available) and the other documents filed by the Company with the SEC and the securities commissions or equivalent regulatory authorities in Canada by requesting them in writing from U.S. Gold Corporation, Attention: Investor Relations, Telephone: (303) 238-1438.

For further information, contact:

William F. Pass Vice President and Chief Financial Officer Tel: (303) 238-1438 Fax: (303) 238-1724 bill@usgold.com 2201 Kipling Street, Suite 100 Lakewood, CO 80215	Ana E. Aguirre Manager, Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 info@usgold.com 99 George Street, 3rd Floor Toronto, ON M5A 2N4